Exhibit 23.2

October 9, 2009

Mr. Donald Mindiak

President and CEO

BCB Bancorp, Inc.

104-110 Avenue C

Bayonne, NJ 07002

Dear Mr. Mindiak:

We hereby consent to the use of our firm’s name, FinPro, Inc. (“FinPro”), the June 29, 2009 Fairness Opinion and a summary of and references to our June 29, 2009 Fairness Opinion in the Form S-4 and Joint Proxy Statement and any amendments thereto.

Very Truly Yours,

/s/ FinPro, Inc.
FinPro, Inc.

20 Church Street — P.O. Box 323 — Liberty Corner, NJ 07938-0323 — Tel: 908.604.9336 — Fax: 908.604.5951

finpro@finpronj.com — www.finpronj.com